Central Illinois Light Company

                 Compensation Protection Program

Introduction

The Compensation Protection Program is designed to provide

certain eligible employees with pay and medical insurance

protection if they are terminated due to a Layoff or Reduction in

Force within a one-year period following the date of a change in control.  Some of these important terms are defined in the

"Definitions" section of this document.  This benefit program is not intended to create a contract of employment, and all eligible employees shall retain their present status as "employees at will".

Participation in the Program

    Eligibility

  To be eligible for the Compensation Protection Program, an employee must have been classified as a regular, full-time employee of CILCO, CILCORP or an affiliate company

  continuously during the 12-month period immediately before the date of a change in control.  Furthermore, to be eligible an employee must be Actively Working (as that term is later

  defined).  In addition, eligibility in this  Program is

  limited to those employees working in nonunion-represented

  Management, Office and Technical positions on the date of a termination of employment.  (Executive officers of CILCO and

  CILCORP are not eligible.)  Employees who are Retirement

  Eligible (as that term is later defined) may elect

  participation either in this program or in the retirement plan for which they are eligible.

    When the Program Would Take Effect

  In order for this Program to go into effect, there must be a

  Change in Control (as that term is later defined).  For a 12-

  month period after the change-in-control effective date, if an eligible employee's employment is terminated because of a

  Layoff or a Reduction in Force, he/she will be entitled to receive the benefits under this Program.  An employee who is terminated for any other reason is not eligible for Program benefits.

Description of Benefits

    Compensation Benefit

  An employee who satisfies all of the eligibility requirements will receive a one-time, lump sum payment equal to base pay

  (at the rate in effect at the date of the change in control or at the date of termination, whichever is greater) for the

  greater of 6 months or the number of whole months between the termination date and the date that is 12 months after the date of a change in control.  CILCO will withhold all required

  amounts from this payment, but no other deductions will be made, such as to the Employees' Savings Plan [401(k)], the

  United Way, Political Action Committee, etc.  Payment of the

  compensation benefit will be made on the date that is the

  later of two weeks after the employee's termination date or the next regular pay date.

    Medical Insurance Coverage

  Medical insurance coverage will be extended up to the level of coverage (family or individual) in effect immediately prior to termination for a period equal to the number of weeks for

  which the employee receives termination pay, but continuing until the last calendar day of the month in which termination pay ceases.  Once this coverage expires, an employee may

  continue to receive COBRA continuation benefits for the

  remainder of the 18 months by paying the full COBRA premium in accordance with the federal law known as COBRA.  (Employees will receive a separate notice of their COBRA rights.  The period of Company-provided coverage runs concurrently with,

  and does not extend, the employee's maximum COBRA coverage period of 18 months.)  CILCO becomes the secondary medical provider in accordance with applicable federal law if the

  employee elects COBRA coverage at the end of the benefit pay period and takes a job at another employer with group

  benefits.

    Other Benefits

  Compensation Protection Program benefits are in addition to any other benefits for which employees may be eligible, such as vested Management, Office and Technical Employees' Pension

  Plan benefits, EDP benefits, accrued vacation pay, etc.  (As noted above, employees who are Retirement Eligible when they are notified of their termination must choose between retiring or accepting benefits under this Program.  However, if an

  employee accepts benefits under this Program, he/she will not forfeit any vested pension benefits.  There would, however, be a loss of any medical benefits being offered to retirees - and if the individual begins receiving pension benefits before age

  65 there would be a significant reduction in those benefits.)

Definitions

      Actively Working is defined as being on CILCO's payroll as a regular full-time employee who is not on long-term disability or an unauthorized leave of absence on the date of termination.

      Base Pay is defined as an employee's weekly salary --

     excluding overtime, performance and incentive payments, bonuses,

     awards, tuition refunds, allowances and deferred compensation payments.

    Change in Control is defined as:
     (a)  if  CILCORP merges or consolidates with or into another corporation in a transaction in which neither CILCORP, CILCO nor  any  of  CILCORP's  wholly-owned  subsidiaries  is  the surviving corporation; or sells or otherwise disposes of all or substantially all of CILCORP's assets to any corporation,

     person, other entity or group (other than CILCORP or any  of

     its   wholly-owned   subsidiaries  or   any   qualified   or

     nonqualified plan maintained by CILCORP or CILCO);  or

     (b) if any corporation, person, other entity or group (other than  CILCORP  or  any  of  its  wholly-owned  subsidiaries)

     becomes  the  Beneficial  Owner  (as  defined  in  CILCORP's articles  of  incorporation) of 30% or more  of  the  voting stock of CILCORP; or

     (c)   if   during  any  period  of  two  consecutive  years,

     Continuing  Directors,  as  defined,  cease  to  comprise  a

     majority   of  CILCORP's  Board  of  Directors.   Continuing

     Directors are:

                (i)  members of the Board of Directors of CILCORP

          at  the  beginning  of such period of  two  consecutive

          years; and

                (ii) any person who subsequently becomes a member

          of  the  Board of Directors if such person's nomination

          for  election or election to the Board of Directors  of

          CILCORP is recommended or approved by resolution  of  a

          majority of the Continuing Directors or such person  is

          included  as a nominee in a proxy statement of  CILCORP

          distributed  when a majority of the Board of  Directors

          of CILCORP consists of Continuing Directors.

      Layoff is defined as terminated -- with or without an

     expectation of recall -- due to lack of work.

    Reduction in Force is defined as terminated due to elimination of job duties, redundancy of job duties, or a reduction in the number of employees of the Company or its successor.
    Retirement Eligible is defined as being 55 years or older with 10 or more years of service as defined in the MOT CILCO pension plan.